EXHIBIT 4.17

OMNIBUS AMENDMENT, CONSENT AND WAIVER

TO RELATED DOCUMENTS

THIS OMNIBUS AMENDMENT, CONSENT AND WAIVER, dated as of June 10, 2011 (this “Amendment”), by and among TEXTAINER MARINE CONTAINERS LIMITED, a company organized and existing under the laws of Bermuda (“Issuer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee under the Indenture referred to below (the “Indenture Trustee”), TEXTAINER LIMITED, a company organized and existing under the laws of Bermuda (“TL”), TEXTAINER EQUIPMENT MANAGEMENT LIMITED, a company organized and existing under the laws of Bermuda (“TEML”) and ABN AMRO Bank N.V., a Naamloze Vennootschap, as successor in interest to Fortis Bank (Nederland) N.V. (“ABN”), is made to the Indenture and the Contribution and Sale Agreement (each as defined below).

WITNESSETH:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Second Amended and Restated Indenture, dated as of May 26, 2005 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, including by Amendment Number 1, dated as of June 3, 2005, Amendment Number 2, dated as of June 8, 2006, Amendment Number 3, dated as of July 2, 2008, Amendments Number 4 and 5, dated as of June 29, 2010, the “Indenture”);

WHEREAS, TL, ABN and Issuer are parties to the Second Amended & Restated Contribution and Sale Agreement, dated as of June 8, 2006 (as amended, restated, modified or otherwise supplemented from time to time, the “Contribution and Sale Agreement”);

WHEREAS, the Issuer, the Indenture Trustee and ABN are parties to the Amended and Restated Manager Transfer Facilitator Agreement, dated as of May 26, 2005 (the “Manager Transfer Facilitator Agreement”);

WHEREAS, the Issuer and TEML, are parties to the Fourth Amended & Restated Management Agreement, dated as of June 29, 2010 (the “Management Agreement”);

WHEREAS, the Issuer and the Indenture Trustee are parties to the Series 2005-1 Supplement, dated as of May 26, 2005 (the “Series 2005-1 Supplement”);

WHEREAS, the Issuer and the Indenture Trustee are parties to the Series 2010-1 Supplement, dated as of June 29, 2010 (the “Series 2010-1 Supplement”);

WHEREAS, Issuer desires to consummate either (i) the transactions described in Exhibit A hereto (the “Sale Transaction”), (ii) the transactions described in Exhibit B hereto (the “Spinoff Transaction”) or (iii) transactions consisting of a combination of the Sale Transaction and the Spinoff Transaction (the “Combination Transaction”), only one of which will ultimately be consummated (the Sale Transaction, the Spinoff Transaction or the Combination Transaction, whichever is ultimately consummated, being the “Transaction”), each of which is subject to certain restrictions set forth in certain of the Related Documents; and

WHEREAS, the parties hereto desire to (i) amend certain provisions of the Indenture and the Contribution and Sale Agreement in order to reflect and permit the Transaction and (ii) consent to, and waive certain provisions of the Related Documents that would otherwise restrict Issuer’s ability to consummate, the Transaction;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Indenture (or if not defined therein, as defined in the applicable other Related Document).

SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Related Documents shall remain in full force and effect in accordance with the terms and provisions thereof and are hereby ratified and confirmed by the parties hereto. This Amendment is effective only for the specific purpose for which it is given and shall not be deemed a consent, waiver, amendment or other modification of any other term or condition set forth in the Related Documents.

SECTION 3. Amendments to the Indenture. Pursuant to Section 1002 of the Indenture, the Indenture is hereby amended as follows:

(a) Clause (ii) of the Granting Clause in the Indenture is hereby amended by adding immediately after “the Counterparty Collateral Account”: “, any Pre-Funding Account”.

(b) Section 101 is hereby amended as follows:

(i) The definition of “Asset Base” is hereby amended and restated in its entirety to read as follows:

“Asset Base: Either or both (as the context may require) of a Senior Asset Base or a Subordinate Asset Base.”

(ii) The definition of “Asset Base Deficiency” is hereby amended and restated in its entirety to read as follows:

“Asset Base Deficiency: The condition that exists on any Payment Date, after giving effect to the payment of (i) all Supplemental Principal Payment Amounts then due and payable for each Series of Senior Notes on such Payment Date (to the extent that there is cash available to make such payments), if the sum of the then unpaid principal balances of all Series of Senior Notes exceeds the Senior Asset Base, or (ii) all Subordinate Supplemental Principal Payment Amounts then due and payable for each Series of Subordinate Notes on such Payment Date (to the extent that there is cash available to make such payments), if the sum of the then unpaid principal balances of all Series of Subordinate Notes exceeds the Subordinate Asset Base.”

(iii) The definition of “Eligible Container” is hereby amended as follows:

(A) Clause (i) is hereby amended and restated in its entirety to read as follows:

“(i) Maximum Concentration of Specialized Containers. The sum of the Net Book Values of all specialized Containers (other than twenty foot (20’) dry freight, forty foot (40’) dry freight or forty foot (40’) high cube dry freight cargo Containers and refrigerated Containers) then owned by the Issuer shall not exceed an amount equal to fifteen percent (15%) of the Aggregate Net Book Value on such date;

(B) Clause (xxiii) is hereby amended by deleting the word “and” where it appears at the end thereof, and clause (xxiv) is hereby amended by replacing “.” at the end thereof with:

“; and

(xxv) Maximum Concentration of Refrigerated Containers. The sum of the Net Book Values of all refrigerated Containers then owned by the Issuer shall not exceed an amount equal to fifty percent (50%) of the Aggregate Net Book Value on such date.”

(iv) The definition of “Existing Commitment” is hereby amended and restated in its entirety as follows:

“Existing Commitment: With respect to any Series (A) of Warehouse Notes (i) prior to its Conversion Date, the aggregate Initial Commitment with respect to such Series of Notes Outstanding, consisting of one or more classes, expressed as a dollar amount, as set forth in the related Supplement and subject to reduction from time to time in accordance with the related Supplement and (ii) after its Conversion Date, the then unpaid principal balance of the Notes of such Series and (B) of Term Notes, the then unpaid principal balance of the Notes of such Series.”

(v) The definition of “Rated Institutional Person” is hereby deleted in its entirety;

(vi) The definition of “Rating Agency Condition” is hereby amended and restated in its entirety as follows:

“Rating Agency Condition: (i) With respect to (A) the issuance of an additional Series, (B) any Change in Control of the Manager, (C) any waiver of an Event of Default or Manager Default or (D) any other action expressly specified in any Related Document as requiring the affirmative approval or consent of each Rating Agency, means a confirmation issued in writing by each Rating Agency that has issued an outstanding rating with respect to any Series of Notes then Outstanding that the rating(s) on such existing Series will not be downgraded or withdrawn as the result of the issuance of such additional Series, Change of Control, waiver or other action and (ii) with respect to any other action, means that each Rating Agency that has issued an outstanding rating with respect to any Series of Notes then Outstanding shall have been given ten (10) Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) prior notice thereof and, within such notice period, such Rating Agency shall not have notified the Seller, the Indenture Trustee or Issuer in writing that such action will result in a downgrade, qualification or withdrawal of any such outstanding rating.”

(vii) The definition of “Restricted Cash Amount” is hereby amended by replacing the words “(i) the Restricted Cash Multiplier in effect on such Payment Date” with “(i) nine (9)” and adding the following as a proviso immediately after the end of such definition and prior to the period:

“; provided, however, that, on any Payment Date on or after the Conversion Date for any Series of Warehouse Notes, if there is an incremental increase in the weighted average of the annual rates of interest in clause (iii) above resulting from such Conversion Date, then any resulting increase in the required amount of the Restricted Cash Amount shall be deposited or maintained in the Restricted Cash Account, in equal amounts, over the course of three (3) consecutive Payment Dates (commencing on such Payment Date).”

(viii) The definition of “Restricted Cash Multiplier” is hereby deleted in its entirety.

(ix) The definition of “Seller(s)” is hereby amended and restated in its entirety as follows:

“Seller: Textainer Limited, a company organized and existing under the laws of Bermuda.”

(x) The definition of “Supplemental Principal Payment Amount” is hereby amended and restated in its entirety as follows:

“Supplemental Principal Payment Amount: With respect to any Series of Senior Notes on any Payment Date, an amount equal to the excess, if any, of (x) the then unpaid principal balance of such Senior Notes (after giving effect to all payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts actually paid on such Senior Notes on such Payment Date), over (y) the Senior Asset Base on such Payment Date.”

(xi) The following new defined terms are hereby added to Section 101 in the appropriate alphabetical order:

“Back-up Data Files: This term shall have the meaning set forth in the Management Agreement.”

“Pre-Funding Account: An account that is designated as a “Pre-Funding Account” for any Series of Notes in the Supplement for such Series, to be used solely to hold funds that will be used to acquire additional Containers from the Seller during a specified period of time following the issuance of such Series of Notes.”

“Senior Asset Base: As of any date of determination, an amount equal to the sum of (a) the product of (i) the Advance Rate and (ii) the Aggregate Net Book Value, determined as of such date of determination, (b) the amount on deposit in the Restricted Cash Account on such date of determination, after giving effect to all deposits to and withdrawals from the Restricted Cash Account on such date and (c) any amount on deposit in any Pre-Funding Account as of such date (and in the case of clause (c), solely as funded from an issuance of a Series of Notes).”

“Senior Notes: With respect to any Series of Notes, those Note(s) of such Series, if any, that are designated as “Senior Notes” in the related Supplement. Notwithstanding the foregoing, each of the Series 2005-1 Notes and the Series 2010-1 Notes shall be deemed to constitute “Senior Notes”.”

“Senior Series: Any Series of Senior Notes issued pursuant to a Supplement.

“Senior Warehouse Notes: Any Series of Warehouse Notes that constitute Senior Notes.”

“Subordinate Advance Rate: The advance rate percentage for a Series of Subordinate Notes, as set forth in the Supplement for such Series.”

“Subordinate Asset Base: As of any date of determination, an amount equal to the excess (not less than zero) of (1) the sum of (a) an amount equal to the product of (i) the Subordinate Advance Rate and (ii) the Aggregate Net Book Value, determined as of such date of determination, (b) the amount on deposit in the Restricted Cash Account on such date of determination, after giving effect to all deposits to and withdrawals from the Restricted Cash Account on such date and (c) any amount on deposit in any Pre-Funding Account as of such date, minus (2) the sum of the then unpaid principal balances on such date of determination of all Series of Senior Notes then Outstanding, such then unpaid principal balances to be determined after giving effect to (i) all advances of principal made by the Noteholders of Senior Notes on such date and (ii) principal payments actually paid in respect of Senior Notes by the Issuer to the Noteholders thereof on such date.”

“Subordinate Notes: With respect to any Series of Notes, those Note(s), if any, that are designated as “Subordinate Notes” in the related Supplement.”

“Subordinate Series: Any Series of Subordinate Notes issued pursuant to a Supplement.

“Subordinate Supplemental Principal Payment Amount: With respect to any Series of Subordinate Notes on any Payment Date, an amount equal to the excess, if any, of (x) the then unpaid principal balance of such Subordinate Notes (after giving effect to all payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts actually paid on such Subordinate Notes on such Payment Date), over (y) the Subordinate Asset Base on such Payment Date.

(c) Section 302(c)(I) is hereby amended as follows:

(i) Clause (1) is hereby amended by replacing “(not to exceed $20,000 annually”) with the following:

“(not to exceed $20,000 annually for each Series of Notes then Outstanding at any time Wells Fargo Bank, National Association, is acting as Indenture Trustee)”

(ii) Clause (7) is hereby amended and restated in its entirety as follows:

“(7) In payment of the following amounts on a pro rata basis: (A) to each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to the Interest Payments then due and payable for such Series of Senior Notes, and (B) to each Series Enhancer with respect to Senior Notes, any Reimbursement Amounts then due and payable in respect of Interest Payments for such Senior Notes paid by such Series Enhancer (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement) and any arrearages of Premium payments then due and payable to such Series Enhancer with respect to such Senior Notes (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement);”

(iii) Current clause (8) is hereby sequentially re-numbered as new clause (9); current clause (12) is hereby sequentially re-numbered as new clause (13); and current clauses (14) through (18) are hereby sequentially re-numbered as new clauses (19) through (23).

(iv) The following language below is hereby added as new clause (8):

“(8) to each Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Interest Payments then due and payable for such Series of Subordinate Notes;”

(v) The following language below is hereby added as new clause (14):

“(14) To each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fee, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;”

(vi) Clauses (10), (11) and (12) are hereby amended and restated in their entirety as follows:

“(10) To the Series Account for each Series of Senior Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(11) To the Series Account for each Series of Senior Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;

(12) To the Series Account for each Series of Senior Notes in accordance with the provisions of Section 302(e) hereof, an amount equal to the Supplemental Principal Payment Amount then due and payable;”

(vii) The following language below is hereby added as new clauses (15), (16), (17) and (18):

“(15) To the Series Account for each Series of Subordinate Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(16) To the Series Account for each Series of Subordinate Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;

(17) To the Series Account for each Series of Subordinate Notes in accordance with the provisions of Section 302(e) hereof, an amount equal to the Subordinate Supplemental Principal Payment Amount then due and payable;

(18) To each Series Account for each Series of Subordinate Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fee, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;”

(d) Section 302(c)(II) is hereby amended as follows:

(i) Clause (1) is hereby amended by replacing “(not to exceed $20,000 annually”) with the following:

“(not to exceed $20,000 annually for each Series of Notes then Outstanding at any time Wells Fargo Bank, National Association, is acting as Indenture Trustee)”

(ii) Clause (7) is hereby amended and restated in its entirety as follows:

“(7) In payment of the following amounts on a pro rata basis: (A) to each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to the Interest Payments then due and payable for such Series of Senior Notes, and (B) to each Series Enhancer with respect to Senior Notes, any Reimbursement Amounts then due and payable in respect of Interest Payments for such Senior Notes paid by such Series Enhancer (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement) and any arrearages of Premium payments then due and payable to such Series Enhancer with respect to such Senior Notes (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement);”

(iii) Current clause (8) is hereby sequentially re-numbered as new clause (9); current clause (12) is hereby sequentially re-numbered as new clause (13); and current clauses (14) through (18) are hereby sequentially re-numbered as new clauses (19) through (23).

(iv) The following language below is hereby added as new clause (8):

“(8) To each Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Interest Payments then due and payable for such Series of Subordinate Notes;”

(v) The following language below is hereby added as new clause (14):

“(14) To each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fee, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;”

(vi) Clauses (10), (11) and (12) are hereby amended and restated in their entirety as follows:

“(10) To the Series Account for each Series of Senior Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(11) To the Series Account for each Series of Senior Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;

(12) To the Series Account for each Series of Senior Notes then Outstanding (other than the Series Account for any Series of Senior Warehouse Notes for which a Conversion Event has not occurred) on a pro rata basis (based on the unpaid principal balance then Outstanding), all remaining Available Distribution Amount until the principal balance of all Senior Notes then Outstanding are paid in full (including Reimbursement Amounts payable in respect thereof to the Series Enhancer);”

(vii) The following language below is hereby added as new clauses (15), (16), (17) and (18):

“(15) To the Series Account for each Series of Subordinate Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(16) To the Series Account for each Series of Subordinate Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series;

(17) To the Series Account for each Series of Subordinate Notes then Outstanding (other than the Series Account for any Series of Subordinate Warehouse Notes for which a Conversion Event has not occurred) on a pro rata basis (based on the unpaid principal balance then Outstanding), all remaining Available Distribution Amount until the principal balance of all Subordinate Notes then Outstanding are paid in;

(18) To each Series Account for each Series of Subordinate Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fee, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;”

(e) Section 302(c)(III) is hereby amended as follows:

(i) Clause (1) is hereby amended by replacing “(not to exceed $20,000 annually”) with the following:

“(not to exceed $20,000 annually for each Series of Notes then Outstanding at any time Wells Fargo Bank, National Association, is acting as Indenture Trustee)”

(ii) Current clauses (11) through (15) are hereby sequentially re-numbered as new clauses (14) through (18).

(iii) Clauses (7) through (13) are hereby amended and restated in their entirety as follows:

“(7) In payment of the following amounts on a pro rata basis: (A) to each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to the Interest Payments then due and payable for such Series of Senior Notes, and (B) to each Series Enhancer with respect to Senior Notes, any Reimbursement Amounts then due and payable in respect of Interest Payments for such Senior Notes paid by such Series Enhancer (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement) and any arrearages of Premium payments then due and payable to such Series Enhancer with respect to such Senior Notes (including interest thereon at the rate specified in the Insurance Agreement or the related Supplement);

(8) To each Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Interest Payments then due and payable for such Series of Subordinate Notes;

(9) One of the following: (A) if the Notes of any Series then Outstanding have been accelerated, each of the following on a pro rata and a pari passu basis (based on amounts then due), all remaining Available Distribution Amount, (1) to each Series Account for each Series of Senior Notes Outstanding, the then unpaid principal balance of such Series (pro rata based on the amounts unpaid on the date on which such Event of Default first occurs) (including Reimbursement Amounts payable in respect thereof to the Series Enhancer) and (2) to each Interest Rate Hedge Provider, the remaining amounts then due and payable under the related Interest Rate Hedge Agreement, until such amounts are paid in full; or (B) if none of the Notes of any Series then Outstanding has been accelerated, to the Series Account for each Series of Senior Notes then Outstanding (pro rata based on the amounts unpaid on the date on which such Event of Default occurs) all remaining Available Distribution Amount until the then unpaid principal balances of all Notes then Outstanding are paid in full (including Reimbursement Amounts payable in respect thereof to the Series Enhancer);

(10) To each Series Account for each Series of Senior Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fee, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

(11) To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clauses (6) and (9)(A) above);

(12) All remaining Available Distribution Amount, to each Series Account for each Series of Subordinate Notes Outstanding, the then unpaid principal balance of such Series (pro rata based on the amounts unpaid on the date on which such Event of Default first occurs);

(13) To each Series Account for each Series of Subordinate Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series and the related Series Enhancer, including, without limitation, Step Up Warehouse Fee, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;”

(iv) Section 302(e) is hereby amended and restated in its entirety to read as follows:

(I) On each Payment Date, any Supplemental Principal Payment Amount then due and owing shall be applied first to each Senior Series of Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Warehouse Notes, until the principal balances of such Warehouse Notes have been paid in full, and then to all Senior Series of Term Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of each such Senior Series of Term Notes. Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to prepay the principal balance of the Senior Series of Warehouse Notes on such Payment Date in an amount equal to the Asset Base Deficiency with respect to the Senior Asset Base (if any), then the amount of any Supplemental Principal Payment Amount to be actually paid on such Payment Date shall be allocated among all Series of Senior Notes then Outstanding (including the Term Notes) on a pro rata basis, in proportion to the then unpaid principal balance of such Notes; and

(II) On each Payment Date, any Subordinate Supplemental Principal Payment Amount then due and owing shall be applied first to each Subordinate Series of Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Warehouse Notes, until the principal balances of such Warehouse Notes have been paid in full, and then to all Subordinate Series of Term Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of each such Subordinate Series of Term Notes. Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to prepay the principal balance of the Subordinate Series of Warehouse Notes on such Payment Date in an amount equal to the Asset Base Deficiency with respect to the Subordinate Asset Base (if any), then the amount of any Subordinate Supplemental Principal Payment Amount to be actually paid on such Payment Date shall be allocated among all Series of Subordinate Notes then Outstanding (including the Term Notes) on a pro rata basis, in proportion to the then unpaid principal balance of such Notes.

(f) Section 503 is hereby amended and restated in its entirety to read as follows:

“A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if (a) the Control Party or Control Parties representing more than fifty percent (50%) of the sum of the Existing Commitments of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be) and (b) unless Control Parties representing (i) more than sixty-six and two-thirds percent (66 2/3%) of the sum of the Existing Commitments of all Senior Series then Outstanding and (ii) at least two Series of Senior Notes, shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be), each Series Enhancer which is designated as the Control Party for any Series of Senior Notes then Outstanding shall have also approved or directed such proposed action. The Indenture Trustee shall be responsible for identifying the Requisite Global Majority in accordance with the terms of this Section 503.”

(g) Section 612(d) is hereby amended and restated in its entirety to read as follows:

“(d) All of the authorized and issued shares of the Issuer (other than the Class C Shares) shall at all times collectively be owned by Textainer Limited and/or its Affiliates.”

(h) Section 616 is hereby amended by deleting the phrase “as in effect on the date on which this Indenture is executed” from the first sentence thereof.

(i) Section 627(b) is hereby amended by adding immediately after “Aggregate Principal Balance” in the eighth line thereof, the following:

“(excluding, in such calculation, the unpaid principal balance of any Note of any Series upon which interest is paid at a fixed rate pursuant to the terms of the related Supplement)”

(j) Section 632 is hereby deleted in its entirety.

(k) Section 702(a) is hereby amended and restated in its entirety as follows:

“(a) Mandatory Prepayments. Unless otherwise specified in a Supplement for a Senior Series of Notes, the Issuer shall be required to prepay the then unpaid principal balance of all, or a portion, of one or more Senior Series of Notes then Outstanding if, on any Payment Date, the then unpaid principal balance of all Senior Series of Notes exceeds the Senior Asset Base. Unless otherwise specified in a Supplement for a Subordinate Series of Notes, the Issuer shall be required to prepay the then unpaid principal balance of all, or a portion of, one or more Subordinate Series of Notes then Outstanding if, on any Payment Date, the then unpaid principal balance of all Subordinate Series of Notes exceeds the Subordinate Asset Base. Such Prepayment shall be in the amount of the applicable Asset Base Deficiency and shall be paid in accordance with the priority of payments set forth in Section 302 hereof. The calculations referred to herein shall be evidenced by the Asset Base Report received by the Indenture Trustee on any Determination Date. Any such Prepayment shall be allocated, first, to each Senior Series or Subordinate Series, as the case may be, of Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Warehouse Notes, until the principal balances of such Warehouse Notes have been paid in full, and then to all Senior Series or Subordinate Series, as the case may be, of Term Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of each such Series of Term Notes. Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to prepay the principal balance of the Senior Series of Warehouse Notes or the Subordinate Series of Warehouse Notes, as the case may be, on such Payment Date in an amount equal to the applicable Asset Base Deficiency, then the amount of any such Supplemental Principal Payment Amount or Subordinate Supplemental Principal Payment Amount, as the case may be, to be actually paid on such Payment Date shall be applied among the Warehouse Notes and the Term Notes in accordance with Section 302(e) hereof.”

(l) Section 801(x)(B) is hereby amended and restated in its entirety as follows:

“(B) as of any date of determination, the Aggregate Principal Balance shall exceed the sum of (A) the product of (i) one hundred percent (100%) and (ii) the Aggregate Net Book Value, plus (B) the product of (i) one hundred percent (100%) and (ii) an amount equal to the then current balance of the Restricted Cash Account and any Pre-Funding Account;”

(m) The third line of Section 1001(a) is hereby amended by replacing the words “clauses (i) through (ix)” with the words “clauses (i) through (viii)”.

(n) Section 1001(a)(vii) is hereby amended by adding “or” at the end thereof; Section 1001(a)(viii) is hereby amended by replacing “; or” at the end thereof with “.”; and Section 1001(a)(ix) is hereby deleted in its entirety.

(o) Section 1201 is hereby amended as follows:

(i) Clause (3) is hereby amended and restated in its entirety as follows:

“If on any Payment Date an Asset Base Deficiency with respect to the Senior Notes exists, and such condition remains unremedied for a period of ten (10) consecutive Business Days without having been cured;”

(ii) Clause (9) is hereby amended by deleting all language therein preceding “;” and replacing it with “[reserved]”.

(p) Exhibit F is hereby amended by replacing the definitions of “AR” and “ANPB,” where they appear in both parts (A) and (B), with the following:

“AR = as of any date of determination, a fraction (expressed as a percentage) the numerator of which is equal to the then ANPB and the denominator of which is equal to the sum of the Net Book Values of all Eligible Containers;”

“ANPB = as of any date of determination, an amount equal to the sum of the unpaid principal balance of the Notes of all Series then Outstanding (excluding all Notes upon which interest is paid at a fixed rate pursuant to the terms of the related Supplement)”.

SECTION 4. Amendment to the Contribution and Sale Agreement. Pursuant to Section 7.01 of the Contribution and Sale Agreement, the Contribution and Sale Agreement is hereby amended by removing ABN as a party thereto and each reference to ABN as a Seller therein is hereby deleted, as of the date first above written.

SECTION 5. Amendments to the Management Agreement. Pursuant to Section 21.8 of the Management Agreement, the Management Agreement is hereby amended as follows:

(a) Section 1 is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

“Back-up Data Files” shall have the meaning set forth in Section 7.17 hereof.”

“Consolidated Net Income” means for any Person, as of any date of determination, for any Measurement Period, on a consolidated basis, the net income (or loss) of such Person for such Measurement Period; provided, however, that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, and (b) any unrealized adjustments, whether positive or negative, to such net income (or loss) arising from the implementation of Statement of Financial Accounting Standards No. 133 issued by the Financial Accounting Standards Board with respect to any interest rate hedge arrangement entered into by such Person for non-speculative purposes in order to mitigate interest rate exposure.”

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.”

“Measurement Period” means, at any date of determination for any Person, the most recently completed four fiscal quarters of such Person.

(b) The following new Section 3.7 is hereby added:

“Back-up Management Agreement.

(a) The Manager shall provide the Manager Transfer Facilitator with prompt written notice of the occurrence (but in any event such notice shall be delivered no later than five (5) Business Days after the Manager shall have received notice, or become aware of, any such occurrence) of any of the following events (each, a “Back-up Manager Event”):

(i) The Leverage Ratio of TGH as of the last day of any fiscal quarter shall be in excess of 3.3 to 1.00; or

(ii) The Consolidated Tangible Net Worth of TGH at any time shall be less than an amount equal to the sum of (i) $268,068,000, (ii) an amount equal to 35% of the Consolidated Net Income of TGH earned in each full fiscal quarter ending after December 31, 2007 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Consolidated Tangible Net Worth of TGH after the date hereof by reason of the issuance and sale of Equity Interests of TGH or any of its Subsidiaries (other than issuances to TGH or a wholly-owned Subsidiary thereof), including upon any conversion of debt securities of TGH into such Equity Interests.

(b) The Manager shall cooperate with the Manager Transfer Facilitator in performing its duties under Section 3(f) of the Manager Transfer Facilitator Agreement and shall negotiate in good faith to implement a Back-up Manager Agreement. The Manager will work with the Back-up Manager (as defined in the Manager Transfer Facilitator Agreement) to map and test data systems such that the Back-up Manager will be able to function as the Replacement Manager in accordance with Section 11.3 hereof; provided, however, such mapping shall be blind mapping with no customer or fleet data provided unless a Manager Default shall have occurred and then be continuing.”

(c) Section 7.8 is hereby amended by inserting, immediately following the phrase “relating to the Managed Containers” in the fourth line thereof, the phrase “(including without limitation the Back-up Data Files)”, and by adding the following to the end of the second sentence thereof:

“(and, during the continuation of any of a Manager Default, the Manager shall pay the reasonable and documented costs and expenses incurred by such Person(s) in connection therewith).”

(d) The following is hereby added as a new Section 7.17:

“7.17 Back-up Data Files. On or prior to each Determination Date, Manager will deliver to Manager Transfer Facilitator an electronic copy of the following information, with respect to each of the Managed Containers as of the last day of the immediately preceding month (the “Back-up Data Files”): (i) the Container Identification Number, the equipment type, the date of manufacture and the Original Equipment Cost and (ii) (A) if then on-lease, the name of the lessee, the number of the related Lease, the expiration date of such Lease, the type of Lease, the Lease rate and buyout amount (if any) or (B) if then off-lease, the name and location of the depot in which stored.”

(e) Section 11.1(j) is hereby amended by replacing “[INTENTIONALLY OMITTED] with the following:

“(j) the Manager shall fail to deliver to the Manager Transfer Facilitator the Back-up Data Files within three (3) Business Day after when due pursuant to Section 7.17 hereof;”

SECTION 6. Amendments to the Manager Transfer Facilitator Agreement. Pursuant to Section 14 of the Manager Transfer Facilitator Agreement, Section 3 is hereby amended by adding the following as new clause (f) immediately after the end of clause (e):

“(f) Back-up Manager. Upon receiving written notice from the Manager that a Back-up Manager Event (as defined in the Management Agreement) has occurred, the Manager Transfer Facilitator shall solicit at least three (3) bids from prospective managers to act as a back-up manager to the Manager. The Requisite Global Majority, in consultation with the Manager Transfer Facilitator, shall select the back-up manager (the “Back-up Manager”) from among the competing bidders. The Manager Transfer Facilitator shall, at the direction of the Requisite Global Majority, negotiate the terms and conditions of a back-up management agreement to be executed by the Back-up Manager; provided, however, the final terms and conditions of any such back-up management agreement must be approved by the Requisite Global Majority.”

SECTION 7. Amendments to Series 2005-1 Supplement. Pursuant to Section 705 of the Series 2005-1 Supplement, the Series 2005-1 Supplement is hereby amended as follows

(a) Section 101 is hereby amended by amending and restating in its entirety the definition of “Initial Commitment” to read as follows:

““Initial Commitment” means (i) on the Closing Date, Five Hundred Eighty Million Dollars ($580,000,000.00) and (ii) at any date of determination thereafter, the then Aggregate Series 2005-1 Note Principal Balance.”

(b) Article 5 is hereby amended by adding the following as new Section 502:

“Section 502. Conditions to Issuance of Series of Subordinate Notes. If, at the time of any proposed issuance of any Series of Subordinate Notes, no Series Enhancer Default has occurred and is continuing, the Indenture Trustee shall not authenticate such Series of Subordinate Notes without the prior written consent of the Series Enhancer.”

SECTION 8. Amendment to Series 2010-1 Supplement. Pursuant to Section 705 of the Series 2010-1 Supplement, the Series 2010-1 Supplement is hereby amended by adding the following as new Section 503:

“Section 503. Conditions to Issuance of Series of Subordinate Notes. The Indenture Trustee shall not authenticate any proposed Series of Subordinate Notes without the prior written consent of all of the Holders.

SECTION 9. Consent to the Transaction. (a) For all purposes of all Related Documents, the Indenture Trustee (based on the consent of each of the Noteholders that has signed this Amendment) and each of the Persons that has signed a signature page to this Amendment, hereby (i) consents to the consummation of the Transaction and (ii) agrees that the consummation of the Transaction, in and of itself, will not constitute (or be deemed to constitute) any Conversion Event, Early Amortization Event, Event of Default or Manager Default, or other breach of any provision contained in any Related Document, and hereby waives any such event, default or breach solely to the extent resulting from the consummation of the Transaction; provided, however, that any indebtedness to be incurred and/or equity capital to be raised in connection with the Spinoff Transaction as described in Exhibit B hereto shall not be provided by the Issuer. The waiver set forth in this Amendment is effective only for the specific purpose for which it is given and shall not be deemed a consent, waiver, amendment or other modification of any other term or condition set forth in any other Related Documents. For ease of reference, the Indenture has been amended and restated in the form attached hereto as Exhibit C; provided that Exhibit C is provided for illustrative purposes only and shall not constitute a Related Document, and that only this Amendment (without giving effect to Exhibit C) shall be binding upon the parties hereto.

(b) The Indenture Trustee (based on the consent of each of the Noteholders that has signed this Amendment) and each of the Persons that has signed a signature page to this Amendment, hereby agrees that, if the Transaction shall consist of the Spinoff Transaction or Combination Transaction, notwithstanding Section 302 of the Indenture, the prepayment of the Aggregate Outstanding Obligations, in part but not in whole, under the Indenture pursuant to the Transaction may be accomplished on such date (regardless of whether such date is a Payment Date), in such amount (including any accrued interest and other amounts required by Article VII of the Indenture) and in respect of such Series of Notes and Interest Rate Hedge Agreements as is designated by the Issuer in a written notice to the Indenture Trustee on the date of such prepayment (or, if such written notice received after 2:00 p.m. (New York time), then on the Business Day prior to the date of such prepayment).

(c) With respect to the Series 2010-1 Notes, each of the Series 2010-1 Noteholders hereby agrees that, with respect to any Interest Accrual Period commencing on or after May 15, 2011 and prior to the consummation of the Transaction, the LIBOR Rate may be determined by the Indenture Trustee in accordance with the terms in the definition of “LIBOR Rate” on a Business Day other than the first day of an Interest Accrual Period, and in such case, the related Interest Accrual Period may be a shorter period than one month, commencing on the date that the LIBOR Rate is reset and ending on the proposed date of the consummation of such Transaction.

SECTION 10. Representations and Warranties.

(a) The Issuer represents and warrants as follows:

(i) Each of the representations and warranties set forth in the Indenture and the Related Documents is true and correct in all respects as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relates to earlier dates.

(ii) It is duly authorized to execute, deliver and perform its obligations set forth in this Amendment and this Amendment has been duly authorized, executed and delivered by all requisite corporate and, if required, equityholder action.

(iii) The execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material indenture, agreement or instrument to which it or any of its affiliates is a party or by which any of them or their property is or may be bound or (2) violate (A) any provision of law, statute, rule or regulation, or certificate or organizational documents or other constitutive documents of it, or (B) any order of any Governmental Authority.

(iv) This Amendment constitutes its legal, valid and binding obligation, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity).

(v) Except as waived pursuant to Section 9 of this Amendment, no Conversion Event, Early Amortization Event, Event of Default or Manager Default, nor any event that with the passage of time or the giving of notice or both would constitute a Conversion Event, Early Amortization Event, Event of Default or Manager Default, has occurred and is continuing.

SECTION 11. Effectiveness of Amendment.

(a) Sections 3 through 9 of this Amendment shall become effective, as of the date first written above, upon satisfaction of the following conditions:

(i) This Amendment shall have been duly executed and delivered by the parties hereto;

(ii) The Indenture Trustee shall have received the Opinion of Counsel with respect to this Amendment contemplated by Section 1003 of the Indenture;

(iii) The Issuer shall have provided to the Rating Agencies, each Interest Rate Hedge Provider and each Series Enhancer a copy of this Amendment and a written notice setting forth in general terms the substance of this Amendment;

(iv) The Rating Agency Condition shall have been satisfied; and

(v) Solely with respect to Section 3(b)(v) and Section 3(h) of this Amendment, upon the consummation of the Transaction.

(b) Upon its effectiveness, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) Upon the effectiveness of this Amendment, (i) (x) Sections 3 and 9 of this Amendment shall be a part of the Indenture and (y) each reference in the Indenture to “this Indenture” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby, (ii) (x) Sections 4 and 9 of this Amendment shall be a part of the Contribution and Sale Agreement, and (y) each reference in the Contribution and Sale Agreement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Contribution and Sale Agreement shall mean and be a reference to the Contribution and Sale Agreement as amended or modified hereby, (iii) (x) Sections 5 and 9 of this Amendment shall be a part of the Management Agreement, and (y) each reference in the Management Agreement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Management Agreement shall mean and be a reference to the Management Agreement as amended or modified hereby, (iv) (x) Sections 6 and 9 of this Amendment shall be a part of the Manager Transfer Facilitator Agreement, and (y) each reference in the Manager Transfer Facilitator Agreement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Manager

Transfer Facilitator Agreement shall mean and be a reference to the Manager Transfer Facilitator Agreement as amended or modified hereby, (v) (x) Sections 7 and 9 of this Amendment shall be a part of the Series 2005-1 Supplement, and (y) each reference in such Supplement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to such Supplement shall mean and be a reference to such Supplement as amended or modified hereby and (vi) (x) Sections 8 and 9 of this Amendment shall be a part of the Series 2010-1 Supplement, and (y) each reference in such Supplement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to such Supplement shall mean and be a reference to such Supplement as amended or modified hereby.

(d) Each party hereto agrees and acknowledges that this Amendment constitutes a “Related Document” under the Indenture.

SECTION 12. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A facsimile or an electronic file (PDF) counterpart shall be effective as an original.

SECTION 13. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Consent to Jurisdiction. The parties hereto hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 15. No Novation. Notwithstanding that the Indenture is hereby amended by this Amendment as of the date hereof, nothing contained herein shall be deemed to cause a novation or discharge of any existing Indebtedness of the Issuer under the original Indenture or the security interest in the Collateral created thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment, Consent and Waiver to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

TEXTAINER MARINE CONTAINERS LIMITED, as Issuer

By Continental Management Limited, its Assistant Secretary

By	/S/ CHRISTOPHER C. MORRIS
Name:
Title: DIRECTOR

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By	/S/ KRISTIN L. PUTTIN
Name:
Title: VICE PRESIDENT

TEXTAINER LIMITED, as Seller

By Continental Management Limited, its Assistant Secretary

By	/S/ CHRISTOPHER C. MORRIS
Name:
Title: DIRECTOR

TEXTAINER EQUIPMENT MANAGEMENT LIMITED, as Manager

By Continental Management Limited, its Assistant Secretary

By	/S/ CHRISTOPHER C. MORRIS
Name:
Title: DIRECTOR

SOLELY WITH RESPECT TO (I)

SECTION 4 FOR PURPOSES OF

REMOVING THE UNDERSIGNED AS A

PARTY TO THE CONTRIBUTION AND

SALE AGREEMENT AND (II) THE

SECTION 6 AMENDMENTS AS A

PARTY TO THE MANAGER TRANSFER

FACILITATOR AGREEMENT:

ABN AMRO BANK N.V.

By	/S/ R.A.V. HOEFNAGELS
Name:
Title:

2

The undersigned hereby consents and agrees to the foregoing Amendment:

AMBAC ASSURANCE CORPORATION, as Series Enhancer for the Series 2005-1 Notes, Control Party for the Series 2005-1 Notes and as Insurer

By	/S/ ANTHONY NOCERA
Name:
Title: FIRST VICE PRESIDENT

3

The undersigned hereby consents and agrees to the foregoing Amendment:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Series 2010-1 Noteholder

By	/S/ JERRI A. KALLAM
Name:
Title: DIRECTOR

4

FORTIS BANK SA/NV, CAYMAN ISLANDS BRANCH, as a Series 2010-1 Noteholder

By	/S/ ERIC CHILTON
Name:
Title: MANAGING DIRECTOR

By	/S/ SIRIAM CHANDRASEKARAN
Name:
Title: VICE PRESIDENT

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ING BANK N.V., as a Series 2010-1 Noteholder

By	/S/ BEN DIJKUIZEN
Name:
Title: DIRECTOR

By	/S/ JULES OSCAR E. KOLLMANN
Name:
Title: MANAGING DIRECTOR

6

BANK OF AMERICA, N.A., as a Series 2010-1 Noteholder

By	/S/ BRENDAN FEENEY
Name:
Title: VICE PRESIDENT

7

SUNTRUST BANK, as a Series 2010-1 Noteholder

By	/S/ JOSEPH FRANKE
Name:
Title: SENIOR VICE PRESIDENT

8

ABN AMRO BANK N.V., as a Series 2010-1 Noteholder

By	/S/ R.A.V. HOEFNAGELS
Name:
Title:

9

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Series 2010-1 Noteholder

By	/S/ KIM M. CUOZZO
Name:
Title: AUTHORIZED SIGNATORY

By	/S/ FRED MASTROMARINO
Name:
Title: AUTHORIZED SIGNATORY

10

UNICREDIT BANK AG, as a Series 2010-1 Noteholder

By	/S/ TORSTEN HEISE
Name:
Title: ASSOCIATE DIRECTOR

11

DVB BANK S.E., as a Series 2010-1 Noteholder

By	/S/ DOINA VAN TOOREN-ROTARI
Name:
Title: SENIOR VICE PRESIDENT

By	/S/ I. MANHEMIUS
Name:
Title: VICE PRESIDENT

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The undersigned hereby consents and agrees to the foregoing Amendment:

HSH NORDBANK, NEW YORK BRANCH, as Interest Rate Hedge Provider

By	/S/ FRANCIS BALLARD, JR.
Name:
Title: SENIOR VICE PRESIDENT

By	/S/ WOLFGANG ARBACZEWSKI
Name:
Title: SENIOR VICE PRESIDENT

13

WELLS FARGO BANK, N.A., as Interest Rate Hedge Provider

By	/S/ JOHN MIECHKOWSKI
Name:
Title:

14

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, as Interest Rate Hedge Provider

By	/S/ KAZUHIRO KAWAHARA
Name:
Title: MANAGING DIRECTOR

15

FORTIS BANK SA/NV, CAYMAN ISLANDS BRANCH, as Interest Rate Hedge Provider

By	/S/ ERIC CHILTON
Name:
Title: MANAGING DIRECTOR

By	/S/ SIRIAM CHANDRASEKARAN
Name:
Title: VICE PRESIDENT

16

ING BANK N.V., as Interest Rate Hedge Provider

By	/S/ JULES OSCAR E. KOLLMANN
Name:
Title: MANAGING DIRECTOR

By	/S/ HUGO KANTERS
Name:
Title: DIRECTOR

17

CREDIT SUISSE INTERNATIONAL, as Interest Rate Hedge Provider

By	/S/ BIK KWAN CHUNG
Name:
Title: AUTHORIZED SIGNATORY

By	/S/ SHUI WONG
Name:
Title: AUTHORIZED SIGNATORY

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